Exhibit 10.2

BATEGO LTD

EMPIRE ENERGY CORPORATION INTERNATIONAL

KINGWEALTH FINANCE LIMITED

AND

MARVEL LINK GROUP LIMITED

AGREEMENT FOR THE SALE AND PURCHASE OF CERTAIN

ORDINARY SHARES IN ZEEHAN ZINC LIMITED

SCHEDULE 1	IRREVOCABLE POWER OF ATTORNEY	7

THIS AGREEMENT is made on 29 November 2007

BETWEEN

(1)	BATEGO LTD a company incorporated in the British Virgin Islands, which is located at 19th floor, Dashing Life Building, 101 Des Voeux Road, Central, Hong Kong (“Batego”);

(2)	EMPIRE ENERGY CORPORATION INTERNATIONAL a company incorporated in Nevada, USA, whose registered office is at 4500 College Blvd, Ste 240 Leawood, KS 66211 (“Empire”);

(3)	MARVEL LINK GROUP LIMITED a company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Marvel Link”);

(4)	KINGWEALTH FINANCE LIMITED a company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Kingwealth”).

WHEREAS:

(A)	The ordinary share capital of the Company is currently listed on the Alternative Investment Market of the United Kingdom Listing Authority and is admitted to trading on the London Stock Exchange’s market for listed securities.

(B)	Batego is the registered and beneficial owner of 5,000,000 ordinary shares in the Company.

(C)	Empire is the registered and beneficial owner of 4,000,000 ordinary shares in the Company.

(D)	The parties have agreed that Batego and Empire shall sell to the Buyers and the Buyers shall purchase from Batego and Empire the Sale Shares for the consideration and upon the terms set out in this Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement:

“Buyer” means Marvel Link and/ or Kingwealth (as the case requires);

“Business Day” means a day, other than a Saturday, a Sunday or public holiday, on which banks are open in London, Hong Kong and Beijing for the transaction of normal banking business;

“Company” means Zeehan Zinc Limited (ABN 43 089 093 943) whose registered office is at Level 1, 199 Macquarie Street, Hobart, Tasmania 7000, Australia;

“Completion” means the completion of the sale and purchase of the Sale Shares in accordance with this Agreement;

“Completion Date” means the date on or before 7 December 2007, as notified by the Buyers to the Sellers;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction (including without limitation any restriction on transfer agreed or imposed in connection with the Company’s listing), right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect but excluding in each case any right conferred by the articles of association of the Company;

“Purchase Price” means the purchase price of the Sale Shares set out in clause 2.2;

“Sale Shares” means 5,000,000 fully paid ordinary shares in the capital of the Company registered in the name of Batego and 4,000,000 fully paid ordinary shares in the capital of the Company registered in the name of Empire; and

“Seller” means each of Batego and Empire.

1.2	The singular includes the plural and vice versa.

1.3	Headings in this Agreement (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect its interpretation.

2.	SALE AND PURCHASE OF SALE SHARES

2.1	Batego and Empire agree to sell and transfer with full title guarantee to Marvel Link and Marvel Link agrees to buy 6,000,000 fully paid ordinary shares in the capital of the Company together with each right and entitlement attaching to such Sale Shares at or after Completion, free of any Encumbrance.

2.2	Batego agrees to sell and transfer with full title guarantee to Kingwealth and Kingwealth agrees to buy 3,000,000 fully paid ordinary shares in the capital of the Company together with each right and entitlement attaching to such Sale Shares at or after Completion, free of any Encumbrance.

2.3	The purchase price for the Sale Shares is £0.185 per Sale Share, being £1,665,000 in aggregate (the “Purchase Price”) which shall be apportioned as to £925,000 in respect of the Sale Shares held by Batego and £740,000 in respect of the Sale Shares held by Empire.

3.	COMPLETION

3.1	Completion shall take place on or before 7 December 2007 at a place to be agreed by the parties.

3.2	At Completion, Batego and Empire shall deliver to the relevant Buyer:

3.2.1	in respect of any Sale Shares held in certificated form, a duly executed transfer in respect of the Sale Shares to the Buyer or its nominee(s) and the share certificate(s) for the Sale Shares (or an appropriate indemnity for any lost certificate in a form agreed with the Buyer) or, in respect of any Sale Shares held in a clearing or settlement system on the effective instruction of the agent or operator of such system that result in such Sale Shares being held by the agent or operator to the account of the Buyer; and

3.2.2	an irrevocable power of attorney in the form set out in Schedule 1 duly executed by the Seller in favour of the Buyer or its nominee(s) to enable such Buyer (pending registration of the relevant transfers) to exercise all voting and other rights attaching to its Sale Shares and to appoint proxies for this purpose.

3.3	At Completion, each Buyer shall pay its part of the Purchase Price to Batego and Empire by transfer of funds in U.S. dollars to the bank account and in the amounts specified below. The parties agree that the Buyers shall convert the Purchase Price into U.S dollars at a rate of USD2.061: GBP1.00 and payment of the U.S. dollar amount opposite a Buyer’s name below shall fully satisfy its obligation in respect of payment of the Purchase Price under this Agreement.

Buyer	Purchase Price (U.S. dollars)
Marvel Link	$2,287,710
Kingwealth	$1,143,855

Total	$3,431,565

Bank account details:

Name:	Empire Energy Corporation International
Bank:	Bank of America
Account Number:	0051 8090 0630
Routing number:	026009593
Swift Code:	BOFAUS3N

3.4	Neither Buyer is obliged to complete this Agreement unless Batego and Empire comply with all of their obligations under this clause 3.

4.	STAMP DUTY

The Buyers agree to pay any UK stamp duty or stamp duty reserve tax payable on this Agreement or any instrument of transfer of (or any other document affecting or evidencing the transfer of) the Sale Shares executed pursuant to this Agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Each Seller represents and warrants to each Buyer and each Buyer represents and warrants to each Seller (subject to any matter specifically disclosed by reference to this clause to the relying party and accepted as such by that relying party) that at the date of this Agreement:

5.1.1	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document referred to in this Agreement to be executed by it at or in connection with Completion;

5.1.2	its obligations under this Agreement and each document referred to in this Agreement to be executed by it at or in connection with Completion are, or when the relevant document is executed will be, legally binding in accordance with their respective terms;

5.1.3	this agreement and the transactions under it which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers (or, to the extent applicable, the powers of its directors) to be exceeded; and

5.1.4	it has in full force and effect the authorisations necessary for it to enter into this Agreement and each document referred to in this Agreement to be executed by it at or in connection with Completion, to comply with its obligations and exercise its rights under it, and allow it to be enforced.

5.2	Each Seller represents and warrants to each Buyer that at the date of this Agreement:

5.2.1	it is the sole legal and beneficial owner of the Sale Shares;

5.2.2	there is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Sale Shares; and

5.2.3	that it is not aware of any information relating specifically to the Company that is not in the public domain which, if known by the public, would have a significant impact on the price of the Sale Shares.

6.	GUARANTEE

6.1	Empire irrevocably and unconditionally guarantees to each Buyer the due and punctual performance of each obligation of Batego contained in the Agreement. Empire shall pay to each Buyer from time to time on demand any sum of money which Batego is at any time liable to pay to that Buyer under or pursuant to the Agreement and which has not been paid at the time the demand is made. Empire’s obligations under this clause 6 are primary obligations and not those of a mere surety.

6.2	Empire irrevocably and unconditionally agrees to indemnify (and keep indemnified) each Buyer on demand against any loss, liability or cost incurred by that Buyer as a result of any obligation of Batego referred to in clause 6.1 being or becoming void, voidable or unenforceable as against Batego for any reason whatsoever. The amount of the loss, liability or cost shall be equal to the amount which a Buyer would otherwise have been entitled to recover from Batego.

6.3	Empire’s obligations under clauses 6.1 and 6.2 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, Batego.

6.4	Empire’s liabilities under clauses 6.1 and 6.2 are not affected by an arrangement which any Buyer may make with Batego or with another person which (but for this clause 6.4) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

6.5	So long as Batego is under an actual or contingent obligation under the Agreement Empire shall not exercise a right which it may at any time have by reason of the performance of its obligations under clauses 6.1 and 6.2 to be indemnified by Batego, to claim a contribution from another surety of Batego’s obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of either Buyer’s rights under the Agreement or of any other security taken by either Buyer in connection with the Agreement.

6.6	Empire’s liabilities under clauses 6.1 and 6.2 are not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

6.7	Empire waives any right it may have of first requiring any Buyer (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from Empire under this clause 6. This waiver applies irrespective of any law or any provision of the Agreement.

7.	COSTS

Except where this Agreement or the relevant document provides otherwise, the Sellers (on the one hand) and the Buyers (or the other) shall pay their own costs relating to the negotiation, preparation, execution and performance by them of this Agreement and of each document referred to in it.

8.	GENERAL

8.1	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

8.2	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

8.3	If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

8.4	Excepted as provided herein, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce and term of this Agreement, but this does not affect any right or remedy at a third party which exists or is available apart from that Act.

9.	GOVERNING LAW AND JURISDICTION

9.1	This Agreement is governed by English law.

9.2	The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a “Dispute”) including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity.

9.3	The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.	ENTIRE AGREEMENT

10.1	This Agreement sets out the entire agreement and understanding between the parties and supercedes any previous agreements between the parties relating to the subject matter of this Agreement. It is agreed that:

10.1.1	no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to in this Agreement;

10.1.2	no party shall have any remedy in respect of any misrepresentation or untrue statement made by the other party which is not expressly set out or referred to in this Agreement; and

10.1.3	this clause shall not exclude or limit any liability for fraudulent misrepresentation or fraud.

11.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

SCHEDULE 1

IRREVOCABLE POWER OF ATTORNEY

THIS POWER OF ATTORNEY is granted on                      2007

1.	[NAME], of [address/registered office] (the “Company”) appoints [NAME], of [address/registered office] whose registered office is at [address], to be its attorney (the “Attorney”) with full power to exercise all or any of the rights, powers and privileges attaching to [number] of the ordinary shares in the share capital of Zeehan Zinc Limited (the “Company”) registered in the Company’s name (the “Sale Shares”) or otherwise capable of being exercised by the registered holder of the Sale Shares in such manner and on such terms as the Attorney shall in its absolute and unfettered discretion think fit including, without limitation, all or any of the following:

1.1	to receive notice of, attend and vote at any general meeting, class meeting or any adjournments of any such meetings;

1.2	to approve, complete and otherwise sign or execute any requisition of any meeting, consent to short notice, proxy, written resolution of members or any other documents required to be signed by the registered holder of the Sale Shares;

1.3	to deal with and give directions as to any moneys, securities or other benefits or notices, documents or other communications (in whatever form) arising by right of the Sale Shares or received in connection with the Sale Shares from the Company or any other person;

1.4	to sell, transfer, exchange or otherwise dispose of all or any of the Sale Shares and for this purpose to enter into any contract for such sale or disposition on such terms (including the giving of such warranties and indemnities) and subject to such conditions as the Attorney shall consider necessary or desirable;

1.5	to receive or authorise the receipt of the consideration for a sale or disposition of all or any of the Sale Shares and to execute any transfer, renunciation or other document as the Attorney may consider necessary or desirable for selling, transferring, exchanging or otherwise disposing of the Sale Shares;

1.6	to agree to any compromise or arrangement affecting the Sale Shares and to use any lawful means that the Attorney considers necessary or desirable in order to safeguard the interests, or enforce the rights, of the registered holder of the Sale Shares and/or of the Attorney; and

1.7	to do all such other acts and things and to approve, execute (as a deed or otherwise) and deliver all such other documents as the Attorney shall consider necessary or desirable for the purpose of protecting the interests, or enforcing the rights, of the registered holder of the Sale Shares.

2.	The Company undertakes and agrees not to exercise any of the rights, powers and privileges attaching to the Sale Shares or exercisable by the Seller in its capacity as registered holder of the Sale Shares or to appoint any other person to exercise such rights without the consent of the Attorney.

3.	The Company undertakes and agrees that any moneys, securities or other benefits or notices, documents or other communications which may be received after the date of this deed by the Company in respect of the Sale Shares or in the Company’s capacity as registered holder of the Sale Shares shall be received by the Company and held in trust for the Attorney and the Seller shall promptly forward to the Attorney all such benefits or communications and account to the Attorney for all such benefits arising in respect of the Sale Shares.

4.	This power of attorney is given by way of security to secure a proprietary interest of the Attorney.

5.	For so long as the Attorney has that proprietary interest this power of attorney shall not be revoked by the Company without the consent of the Attorney or by the winding up or dissolution of the Company.

6.	Without prejudice to clause 5, this power of attorney shall expire on the date on which the Attorney is entered in the register of members of the Company as holder of the Sale Shares.

7.	The Company undertakes to ratify whatever the Attorney does or lawfully causes to be done under the authority or purported authority of this power of attorney.

8.	This power of attorney is governed by, and shall be construed in accordance with, English law.

9.	This deed is delivered on the date written at the start of this deed.

EXECUTED as a deed by the parties hereto on the date and year first above written:

Executed as a deed by	)
[NAME]	)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

EXECUTED by the parties on the date and year first above written:

Signed by	)
for and on behalf of	)
KINGWEALTH FINANCE LIMITED	)

Signed by	)
for and on behalf of	)
MARVEL LINK GROUP LIMITED	)

Signed by	)
for and on behalf of	)
BATEGO LTD	)

Signed by	)
for and on behalf of	)
EMPIRE ENERGY CORPORATION INTERNATIONAL	)